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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 #33-49886) pertaining to the 1992 Long Term Compensation Plan, in the Registration Statement (Form S-8 #333-26409) pertaining to the 1994 Long Term Compensation Plan and 1997 Stock Option Plan for Outside Directors, in the Registration Statement (Form S-8 #33-84558) pertaining to the Kohl's Corporation Employee Savings Plan of our report dated February 26, 2003, with respect to the consolidated financial statements and schedule of Kohl's Corporation included in this Annual Report (Form 10-K) for the year ended February 1, 2003.

                                                    ERNST & YOUNG LLP


Milwaukee, Wisconsin
March 17, 2003